                                                                    EXHIBIT 23.2



                      CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement Form S-3 No. 333-61987 and related Prospectus of HORIZON Pharmacies, Inc. for the registration of 768,588 shares of its common stock and to the incorporation by reference therein of our report dated March 16, 1998, with respect to the consolidated financial statements of HORIZON Pharmacies, Inc. included in its Annual Report Form 10-KSB for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                       /s/ ERNST & YOUNG LLP

                                       ERNST & YOUNG LLP

Oklahoma City, Oklahoma
August 28, 1998